Exhibit 99.1

GLOBAL SETTLEMENT AND MUTUAL RELEASE AGREEMENT

This Global Settlement and Mutual Release Agreement (this "Agreement") is entered into as of March 3, 2026 (the "Effective Date"), by and among: High Wire Networks, Inc., a Nevada corporation (the "Company"); Thoth Aerospace Inc., a New York corporation ("Thoth"); Dennis O'Leary, individually and as the sole shareholder of Thoth ("O'Leary"); and Mark W. Porter, an individual ("Porter"). The Company, Thoth, O'Leary, and Porter are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

RECITALS

A. Public Company Status. The Company is a publicly traded company with securities quoted on the OTC Markets, subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Securities and Exchange Commission (the "SEC").

B. Porter's Role. Porter is the current Chief Executive Officer and a director of the Company and has previously provided services to the Company as an officer, director, and consultant since approximately 2019.

C. Related Party Transactions. The Company previously issued to Porter certain promissory notes and amendments thereto, which constitute related party transactions that have been or will be disclosed in the Company's public filings, including without limitation:

1.	That certain Unsecured Promissory Note dated December 6, 2023 in the original principal amount of $165,000 (including OID) (the "December 2023 Note");
2.	Amendment One to Unsecured Promissory Note dated June 28, 2024 increasing the principal balance and extending the maturity (the "2024 Amendment");
3.	That certain Promissory Note dated June 1, 2021, as amended June 28, 2024 (the "2021 Note"); and
4.	Any and all other notes, amendments, side letters, security agreements, pledges, guarantees, or related instruments between Porter and the Company (collectively, the "Notes").

D. Claimed Amounts. Porter has asserted that the Company owes him amounts for accrued and unpaid compensation, reimbursable expenses, interest (including default interest), penalties, and other amounts under or related to the Notes and his service to the Company. As of the date hereof, Porter claims the aggregate amount owed is approximately $804,345, consisting of: (i) principal under the Notes: $265,000; (ii) accrued interest: $203,964; (iii) unpaid compensation: (iv) $335,382; reimbursable expenses: $0; and (v) other claimed amounts: $0 (collectively, the "Claimed Amounts").

E. Change of Control Transaction. The Parties are concurrently entering into that certain Securities Exchange Agreement dated as of March 3, 2026 (the "SEA"), pursuant to which Thoth will acquire control of the Company through a share exchange. The SEA constitutes a "change of control" transaction for purposes of the Company's public disclosures.

F. Settlement Intent. As a condition to proceeding to closing under the SEA, the Parties desire to fully and finally compromise and settle all Claimed Amounts and any other claims Porter may have against the Company, Thoth, or O'Leary, to provide certainty to all parties and to facilitate the orderly transition of control of the Company.

G. Disputed Claims. The Company disputes the amount and validity of the Claimed Amounts and disputes that Porter is entitled to any amounts beyond those set forth in this Agreement. This Agreement represents a compromise of disputed claims to avoid the costs, uncertainties, and management distraction of litigation.

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NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. SETTLEMENT AMOUNT

1.1 Global Settlement

In full and final settlement of: all amounts owed or claimed to be owed under the Notes (including principal, OID, accrued interest, guaranteed interest, default interest, penalties, amendments, or any 50% penalty increase), all accrued or unpaid salary, bonuses, consulting fees, severance, or other compensation, all reimbursable expenses, any related-party indebtedness, and any other claim of any kind arising from Porter's relationship with the Company (whether as officer, director, consultant, creditor, or otherwise), the Company shall pay to Porter the total aggregate sum of One Hundred Fifty Thousand Dollars ($150,000.00) (the "Settlement Amount").

1.2 Payment Terms

The Settlement Amount shall be paid as follows:

(a) ELOC-Based Installment Payments: The entire Settlement Amount of $150,000 shall be paid as follows:

(i)	ELOC Transaction: The parties acknowledge that the Company intends to enter into a registered equity line of credit transaction (the "ELOC") with an institutional investor following Closing. Each drawdown or put notice under the ELOC is referred to herein as a "Put Order."

(ii)	Payment Amount: Within five (5) business days following the Company's receipt of gross proceeds from each Put Order under the ELOC, the Company shall pay Porter an amount equal to five percent (5%) of the gross proceeds received from such Put Order, until the Settlement Amount is paid in full.

(iii)	First Payment Timing: The first payment to Porter shall be made within five (5) business days following the Company's receipt of proceeds from the first Put Order under the ELOC following the Closing Date.

(iv)	Additional Payments: The Company may, but shall have no obligation to, make additional payments toward the Settlement Amount at any time and in any amount from any source of funds, in the Company's sole and absolute discretion.

(v)	No Fixed Payment Deadline: Porter acknowledges and agrees that the timing and amount of payments under this Section 1.2 are contingent upon the Company's receipt of proceeds from Put Orders under the ELOC, and that there is no fixed date by which the Settlement Amount must be paid in full.

(b) Payment Method: All payments shall be made by wire transfer or check to an account designated by Porter in writing.

(c) No Interest: The Settlement Amount shall not bear interest so long as payments are timely made following each Put Order as required by subsection (a)(ii). If the Company fails to make payment within the timeframes specified in subsection (a)(ii) following receipt of proceeds from a Put Order, interest shall accrue on the specific payment amount that should have been made from such Put Order at the rate specified in Section 9.1(c).

(d) Notice of Put Orders: Within two (2) business days following receipt of proceeds from each Put Order, the Company shall provide Porter with written notice confirming: (i) the date and amount of proceeds received; (ii) the amount due to Porter (5% of gross proceeds); and (iii) the expected payment date.

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1.3 Accounting and Tax Treatment

a. Company Accounting. The Company acknowledges that: the Settlement Amount represents a compromise of the Claimed Amounts; the Company will record the Settlement Amount in accordance with Generally Accepted Accounting Principles (GAAP); the Company may recognize a gain or loss on extinguishment of debt to the extent the Settlement Amount differs from the carrying value of the Notes and other obligations on its books; and the Company will make all appropriate disclosures in its periodic reports filed with the SEC.

b. Tax Reporting.

(i)	The Company shall issue such tax forms (including Form 1099-MISC or other applicable forms) as may be required by law.
(ii)	Porter acknowledges sole responsibility for all tax consequences arising from the Settlement Amount.
(iii)	To the extent any portion of the Settlement Amount constitutes cancellation of indebtedness income, Porter acknowledges he may receive a Form 1099-C.

1.4 No Other Consideration

Porter acknowledges that the Settlement Amount is the sole consideration for this Agreement and that Porter is not entitled to and shall not receive: any equity securities of the Company or Thoth; any warrants, options, or other equity-based compensation; any participation in the economic benefits of the SEA or the change of control transaction; any future employment, consulting, or board position; and any other consideration not expressly set forth herein.

2. FULL SATISFACTION; CANCELLATION OF NOTES

2.1 Cancellation

Upon execution of this Agreement (regardless of whether any payments have been made): all Notes are deemed satisfied, cancelled, and extinguished in full, regardless of their original principal amount, accrued interest, or other terms; Porter shall mark each original Note "Cancelled" and deliver copies to the Company within five (5) business days; any security agreements, pledges, or UCC filings related to the Notes shall be terminated, and the Company may file UCC-3 termination statements, which Porter agrees to authorize; and Porter shall deliver to the Company all originals and copies of the Notes and all related documents in his possession.

2.2 No Remaining Indebtedness

Porter acknowledges and agrees that: the Settlement Amount represents full satisfaction of all indebtedness, obligations, and liabilities of the Company to Porter; no additional sums are owed under any theory of law or equity; no further interest, penalties, or fees shall accrue; and the Company shall have no further obligations to Porter except as expressly set forth in this Agreement.

2.3 Financial Statement Impact

The Parties acknowledge that: as of September 30, 2025, the Company's financial statements reflected accrued payroll of $335,381.50 and notes payable to Porter of $468,963.90; following execution of this Agreement, the Company will adjust its financial statements to reflect the Settlement Amount and the cancellation of the Notes; and such adjustments will be made in accordance with GAAP and disclosed in the Company's SEC filings as appropriate.

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3. RELEASE OF CLAIMS BY PORTER

3.1 General Release

Effective immediately upon Closing of the SEA, Porter, on behalf of himself and his heirs, executors, administrators, successors, and assigns, hereby irrevocably and unconditionally releases and forever discharges: the Company; Thoth; O'Leary; and their respective predecessors, successors, assigns, subsidiaries, parents, affiliates, related entities, officers, directors, managers, members, shareholders, employees, agents, representatives, attorneys, insurers, and all persons acting by, through, under, or in concert with them (collectively, the "Released Parties") from any and all claims, demands, liabilities, causes of action, damages, debts, suits, obligations, promises, agreements, controversies, costs, expenses, attorneys' fees, and other losses of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, asserted or unasserted, fixed or contingent, arising on or before the Effective Date, including without limitation: claims under the Notes or any other debt instruments; (claims for compensation, salary, bonuses, commissions, fees, or other remuneration; claims for reimbursement of expenses; claims as a shareholder, creditor, officer, director, or consultant; claims for breach of contract (express or implied); claims for breach of fiduciary duty; claims for fraud, misrepresentation, or concealment; claims for wrongful termination or employment-related claims; claims under federal or state securities laws; claims under any federal, state, or local employment, labor, wage and hour, discrimination, or other statutory or regulatory provisions; claims for tortious conduct of any kind; claims for indemnification, contribution, or advancement of expenses; claims for attorneys' fees, costs, or expenses.

3.2 Unknown Claims Waiver

Porter expressly acknowledges that he is familiar with principles of law such as Section 1542 of the California Civil Code, which provides:

"A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party."

Porter expressly waives and relinquishes any rights and benefits he may have under Section 1542 of the California Civil Code or any similar statute or common law principle of any jurisdiction with respect to the release granted herein. Porter acknowledges that he may hereafter discover facts different from or in addition to those he now knows or believes to be true with respect to the claims released herein, and agrees that this release shall be and remain effective in all respects notwithstanding such different or additional facts.

3.2 Specific Securities Law Matters

Without limiting the generality of the foregoing, Porter specifically releases any and all claims: under Section 10(b) of the Exchange Act and Rule 10b-5; under state securities or "blue sky" laws; relating to any disclosures or non-disclosures in the Company's SEC filings; relating to the valuation, pricing, or terms of any securities of the Company; relating to any alleged breach of disclosure obligations under federal or state securities laws; as a shareholder derivatively on behalf of the Company (and Porter agrees not to object to any dismissal of such claims for lack of standing).

3.3 Resignation as Officer and Director

Effective upon Closing under the SEA (or such earlier date as the Company may request), Porter hereby irrevocably resigns from all positions as an officer and director of the Company and any of its subsidiaries or affiliates, and acknowledges that: such resignation is voluntary and for good and valuable consideration; Porter has no claim for wrongful termination or breach of any employment agreement; Porter waives any rights to severance, change of control payments, or other termination-related benefits; and Porter shall execute such further documentation as reasonably requested to effectuate such resignations.

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4. COVENANT NOT TO SUE

4.1 No Legal Proceedings

Porter covenants and agrees that he shall not: file, commence, or pursue any lawsuit, arbitration, administrative proceeding, or other legal action; assist, encourage, or cooperate with any third party in asserting any claim; solicit or encourage any regulatory investigation or action relating to any matter released herein against any of the Released Parties.

4.2 Dismissal of Pending Actions

Porter represents that there are currently no pending lawsuits, arbitrations, administrative proceedings, or other legal actions by Porter against any Released Party. If any such action exists or is hereafter discovered, Porter shall immediately dismiss such action with prejudice and bear all costs associated with such dismissal.

5. MUTUAL RELEASE BY COMPANY

5.1 Company Release

Effective upon Closing of the SEA, the Company, on behalf of itself and its successors and assigns, hereby releases Porter from any and all claims arising prior to Closing, except: claims for fraud, intentional misrepresentation, or willful misconduct; claims for breach of fiduciary duty involving self-dealing or usurpation of corporate opportunities; claims for criminal conduct; claims arising from Porter's breach of this Agreement; claims for indemnification by the Company against Porter pursuant to applicable law or the Company's governing documents arising from third-party claims; and claims that cannot be released as a matter of law or public policy.

5.2 Thoth and O'Leary Release

Effective upon Closing, Thoth and O'Leary release Porter from any claims arising prior to Closing, subject to the same exceptions set forth in Section 5.1.

6. CONDITION PRECEDENT

6.1 Effectiveness

This Agreement shall become fully effective only upon Closing under the SEA. "Closing" means the completion of all transactions contemplated by the SEA, including the transfer of control of the Company to Thoth.

6.2 Termination of SEA

If the SEA is terminated prior to Closing for any reason: this Agreement shall automatically terminate and be of no further force or effect; the Parties shall revert to their respective positions as they existed immediately prior to execution of this Agreement; no waiver of any rights shall be implied; the Notes and all other obligations shall remain in full force and effect; and no Party shall have any claims against any other Party based on this Agreement or its termination.

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7. REPRESENTATIONS AND WARRANTIES

7.1 Porter's Representations

Porter represents and warrants to the Company, Thoth, and O'Leary as follows:

a. Ownership and Authority. Porter: is the sole legal and beneficial owner of the Notes and all claims released herein; has not sold, assigned, pledged, encumbered, or transferred any interest in the Notes or claims; has full power and authority to enter into this Agreement and to grant the releases herein; and is not subject to any bankruptcy, insolvency, or similar proceedings.

b. No Pending Litigation. Porter has not filed or threatened any lawsuit, arbitration, administrative proceeding, complaint with any regulatory agency, or other legal action against any Released Party.

c. No Other Claims. Except for the Claimed Amounts, Porter has no other claims of any kind against the Company, Thoth, O'Leary, or any other Released Party.

d. Voluntary Agreement. Porter: has carefully read and fully understands this Agreement; has been advised to consult with legal, tax, and financial advisors; has had adequate time and opportunity to consult with such advisors; is entering into this Agreement voluntarily and not under duress or coercion; and understands that this Agreement includes a release of unknown claims.

e. Securities Matters. Porter: has complied with all applicable securities laws in connection with his acquisition, holding, and disposition of any securities of the Company; has made all required disclosures in Schedule 13D, 13G, Form 4, or other SEC filings; has no claims under federal or state securities laws against any Released Party; and will comply with all future disclosure obligations regarding this Agreement.

f. Return of Company Property. Porter has returned or will return within five (5) business days all Company property, including without limitation: documents, records, files, and data (in any form); electronic devices, passwords, and access credentials; credit cards and keys; and any confidential or proprietary information.

g. Compliance with Law. Porter has complied with all applicable laws in his capacity as officer, director, and creditor of the Company, and is not aware of any violations of law by the Company that have not been disclosed to Thoth.

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7.2 Company Representations

The Company represents and warrants to Porter as follows:

a. Organization and Authority. The Company: is a corporation duly organized, validly existing, and in good standing under the laws of Nevada; has all requisite corporate power and authority to enter into this Agreement; has obtained all necessary corporate approvals; and is not in violation of any law, regulation, court order, or contractual obligation by entering into this Agreement.

b. SEC Reporting Status. The Company: is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; has timely filed all required reports with the SEC; and will disclose this Agreement and the transactions contemplated hereby in accordance with SEC rules and regulations, including as an exhibit to a Current Report on Form 8-K.

c. Financial Condition. (i) the Company's most recent financial statements filed with the SEC fairly present the financial condition of the Company as of their date in accordance with GAAP; (ii) since the date of such financial statements, there has been no material adverse change in the Company's business, operations, or financial condition; and (iii) the Company is actively pursuing an ELOC transaction and intends to use commercially reasonable efforts to complete such transaction following Closing, although the Company makes no representation or warranty regarding the timing or amounts that may be raised through any ELOC transaction.

d. Litigation. Except as disclosed in the Company's public filings, there is no pending or, to the Company's knowledge, threatened litigation, investigation, or proceeding against the Company that would materially impair its ability to perform its obligations under this Agreement.

e. Change of Control. The Company acknowledges that Closing under the SEA will constitute a "change of control".

7.3 Thoth and O'Leary Representations

Thoth and O'Leary each represent and warrant: Thoth is duly organized and validly existing under the laws of New York; each has full authority to enter into this Agreement; and this Agreement has been duly authorized, executed, and delivered and constitutes a legal, valid, and binding obligation.

7.4 Mutual Representations

Each Party represents that: this Agreement constitutes the legal, valid, and binding obligation of such Party, enforceable in accordance with its terms; no consent, approval, or authorization of any governmental authority or third party is required for such Party's execution of this Agreement; and the execution and performance of this Agreement does not violate any law, regulation, order, or agreement to which such Party is subject.

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8. PUBLIC DISCLOSURE AND CONFIDENTIALITY

8.1 Required Disclosure

The Parties acknowledge and agree that:

a. SEC Filings. This Agreement and the transactions contemplated hereby constitute material events that must be disclosed in the Company's public filings, including:

Current Report on Form 8-K within four (4) business days after the Effective Date; Quarterly Reports on Form 10-Q; and Annual Reports on Form 10-K.

b. Public Filing of Agreement. This Agreement will be filed as an exhibit to the Company's SEC filings and will become part of the public record. Porter expressly consents to such filing and public disclosure.

c. No Redaction. The Parties agree that no portion of this Agreement requires redaction in public filings.

8.2 Press Releases and Public Statements

(i)	Any press release or public statement regarding this Agreement or the transactions contemplated hereby shall be subject to mutual approval by the Company and Porter, not to be unreasonably withheld.

(ii)	Notwithstanding the foregoing, the Company may make such disclosures as are required by law, regulation, or stock exchange rules, provided that the Company shall provide Porter with advance notice of such disclosure to the extent practicable.

8.3 Confidentiality of Terms

Except as required by law or this Section 8: Porter shall keep the terms of this Agreement confidential and shall not disclose them to any third party except his attorneys, accountants, tax advisors, and immediate family members, who shall also be bound by confidentiality; Porter shall not make any disparaging or negative statements about the Company, Thoth, O'Leary, or the transactions contemplated by this Agreement or the SEA; and the Company and Thoth shall not make any disparaging or negative statements about Porter.

8.4 Regulatory Inquiries

Nothing in this Agreement prohibits or restricts any Party from: responding to inquiries from the SEC, FINRA, or other regulatory authorities; filing a complaint with or cooperating with the SEC, FINRA, or other regulatory or law enforcement authorities; receiving any whistleblower award or bounty; and providing truthful testimony pursuant to subpoena or court order.

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9. DEFAULT AND REMEDIES

9.1 Default

(a) Definition of Default: A default under this Agreement shall occur only if the Company fails to make any payment required under Section 1.2(a)(ii) within the specified timeframe following the Company's actual receipt of proceeds from a Put Order under the ELOC.

(b) Notice and Cure: Porter shall provide the Company with written notice specifying the default (including the specific Put Order and amount not paid) and providing ten (10) business days to cure the default.

(c) Interest on Late Payments: Upon uncured default, the specific payment amount that was due shall bear interest at the rate of [8]% per annum from the date such payment was due until paid.

(d) Limited Remedy: Porter's sole remedy for default shall be:

(i)	Recovery of the unpaid payment amount that was due from the specific Put Order(s) plus interest at the rate specified in subsection (c) from the date of default; and

(ii)	Reasonable attorneys' fees and costs incurred in enforcing this Agreement with respect to such specific default.

(e) No Acceleration: Porter acknowledges and agrees that:

(i)	The failure of the Company to receive proceeds from Put Orders under the ELOC, or the failure of the Company to enter into an ELOC transaction, shall not constitute a default under this Agreement;

(ii)	Porter shall have no right to accelerate the unpaid balance of the Settlement Amount;

(iii)	Porter's right to payment is limited to receiving five percent (5%) of the gross proceeds from each Put Order when and if such proceeds are received by the Company; and

(iv)	Porter shall have no right to compel the Company to enter into an ELOC transaction or to execute any specific Put Order under an ELOC.

(f) No Reinstatement: Under no circumstances shall any default reinstate the Notes, the Claimed Amounts, or any other obligations that have been released pursuant to this Agreement. Porter's maximum recovery in any circumstance shall be limited to the unpaid portion of the Settlement Amount plus interest and attorneys' fees as provided above, and only to the extent payments should have been made from actual Put Order proceeds received by the Company

9.2 Specific Performance

The Parties agree that the releases and covenants contained in this Agreement are unique and that monetary damages would be inadequate to compensate for breach. Accordingly, each Party shall be entitled to specific performance and injunctive relief to enforce this Agreement, without the need to post bond.

9.3 Attorneys' Fees

In any action to enforce this Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys' fees and costs.

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10. NO ADMISSION OF LIABILITY

10.1 Compromise of Disputed Claims

This Agreement is a compromise of disputed claims. Nothing in this Agreement shall be construed as an admission by any Party of: liability of any kind; the validity or amount of any claim; any wrongdoing or violation of law; and any breach of any duty or obligation.

10.2 Inadmissibility

This Agreement and any negotiations relating hereto shall not be admissible in any proceeding except: to enforce the terms of this Agreement; as required by SEC rules or other legal or regulatory requirements; and as required in connection with any tax audit or proceeding.

11. INDEMNIFICATION

11.1 Porter's Indemnity

Porter shall indemnify, defend, and hold harmless the Released Parties from and against any and all claims, damages, losses, costs, and expenses (including reasonable attorneys' fees) arising from or related to: any breach of Porter's representations, warranties, or covenants herein; any claim by any third party claiming through or under Porter with respect to any released claims; and ny taxes for which Porter is responsible under Section 1.3.

11.2 Company's Indemnity

The Company shall indemnify, defend, and hold harmless Porter from and against any and all claims, damages, losses, costs, and expenses (including reasonable attorneys' fees) arising from or related to: any breach of the Company's representations, warranties, or covenants herein; any claim by any third party claiming through or under the Company with respect to any released claims; and any failure by the Company to properly withhold taxes as required by law.

11.3 Survival

The indemnification obligations under this Section 11 shall survive the termination of this Agreement and shall remain in effect indefinitely.

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12. MISCELLANEOUS

12.1 Governing Law and Venue

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles.

The Parties hereby irrevocably consent to the exclusive jurisdiction of the state and federal courts located in Phoenix, Arizona for any action arising out of or relating to this Agreement, and waive any objection to venue or inconvenient forum.

12.2 Entire Agreement

This Agreement, together with the SEA, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, relating to the Claimed Amounts and the matters addressed herein, including without limitation: the Notes and all amendments thereto; any employment agreements, consulting agreements, or compensation arrangements; and any prior settlement discussions or term sheets.

12.3 Amendment

This Agreement may be amended or modified only by a written instrument executed by all Parties. No oral modification or waiver shall be effective.

12.4 Waiver

No waiver of any provision of this Agreement shall be effective unless in writing and signed by the Party against whom such waiver is sought to be enforced. No waiver shall constitute a continuing waiver or a waiver of any other provision.

12.5 Severability

If any provision of this Agreement is held to be invalid, illegal, or unenforceable, the remaining provisions shall continue in full force and effect. The Parties agree to negotiate in good faith to replace any invalid provision with a valid provision that achieves, to the extent possible, the economic, business, and other purposes of the invalid provision.

12.6 Counterparts and Electronic Signatures

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Execution by electronic signature (including PDF or DocuSign) shall have the same force and effect as execution of an original.

12.7 Notices

All notices under this Agreement shall be in writing and delivered by: personal delivery; overnight courier (FedEx, UPS, etc.); email (with confirmation of receipt); or certified mail, return receipt requested. Notices shall be addressed to the Parties at the addresses set forth on the signature pages, or such other address as a Party may designate by notice to the other Parties.

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12.8 Further Assurances

Each Party agrees to execute and deliver such additional documents and instruments and to take such further actions as may be reasonably necessary or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby.

12.8 Construction

This Agreement: shall be construed as a whole and in accordance with its fair meaning; shall not be construed more strictly against any Party regardless of which Party drafted any provision; headings are for convenience only and do not affect interpretation; "including" means "including without limitation"; references to days mean calendar days unless otherwise specified; and references to Sections are to Sections of this Agreement unless otherwise specified.

12.10 No Third-Party Beneficiaries

This Agreement is for the sole benefit of the Parties and their respective successors and assigns. Nothing in this Agreement shall create any rights in any third party except for the Released Parties (who are intended third-party beneficiaries of the releases granted herein).

12.11 Assignment

Porter may not assign this Agreement or any rights hereunder without the prior written consent of the Company and Thoth. The Company may assign this Agreement to Thoth or any successor in connection with the SEA. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

12.12 Expenses

Each Party shall bear its own expenses (including attorneys' fees and accounting fees) incurred in connection with the negotiation, preparation, execution, and performance of this Agreement, except as otherwise provided in Section 9.3.

12.13 Advice of Counsel

Each Party: acknowledges that it has been advised to consult with independent legal counsel; has had adequate opportunity to consult with counsel of its choice; fully understands the terms and legal effects of this Agreement; and is entering into this Agreement voluntarily and with full knowledge of its significance.

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13. SPECIAL PROVISIONS FOR PUBLIC COMPANY COMPLIANCE

13.1	Section 16 Matters

If Porter is subject to Section 16 of the Exchange Act: Porter shall timely file all required Forms 3, 4, and 5 reporting any changes in beneficial ownership; Porter acknowledges that this Agreement and the cancellation of the Notes may constitute reportable transactions; and the Company agrees to cooperate in providing information necessary for Porter's Section 16 filings.

13.2	Sarbanes-Oxley Compliance

The Parties acknowledge that: this Agreement may affect the Company's disclosure controls and procedures; the Company's management will assess the impact of this Agreement on its internal controls over financial reporting; and this settlement and debt extinguishment will be properly reflected in the Company's financial statements and disclosed in management's discussion and analysis.

13.3 Related Party Transaction Policies

The Company represents that this Agreement and the settlement of the Notes have been approved by the Board of Directors in accordance with the Company's related party transaction policy.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

HIGH WIRE NETWORKS, INC.

By: /s/ Mark Porter__________________________
Name: Mark Porter
Title: Chief Executive Officer

Address for Notices:

30 North Lincoln Street

Batavia, Illinois, 60510
Email: mporter@vigilaigent.com

THOTH AEROSPACE INC.

By: /s/ Dennis O’Leary________________________
Name: Dennis O’Leary
Title: Chief Executive Officer

Address for Notices:

3 Columbus Circle, Floor 15

New York, NY 10019
Email: dennismoleary@gmail.com

DENNIS O'LEARY

/s/ Dennis O’Leary___________________________
Dennis O'Leary

Address for Notices:

3 Columbus Circle, Floor 15

New York, NY 10019
Email: dennismoleary@gmail.com

MARK W. PORTER

/s/ Mark W. Porter___________________________
Mark W. Porter

Address for Notices:

30 North Lincoln Street

Batavia, Illinois, 60510
Email: mporter@vigilaigent.com

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EXHIBITS

Exhibit A: Schedule of Notes [detailed listing with original amounts, dates, current claimed balances]

Exhibit B: Form of Cancellation of Note

Exhibit C: Wire Transfer Instructions

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